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                                                                    Exhibit 23.2

                          ROBERT J. CONSAGA, JR., P.C.
                          CERTIFIED PUBLIC ACCOUNTANT





We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 15, 2004 in the Registration Statement (Form S-4 No. 333-000000) and the related Prospectus of the Haights Cross Communications, Inc. (the "Company") for the registration of $30,000,000 of Haights Cross Operating Company 11-3/4% Senior Notes and 2011.

Salem, New Hampshire                         /s/ Robert J. Consaga, Jr., P.C.
February 11, 2005